Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces 1st Quarter 2018 Earnings

Dunmore, Pa., April 20, 2018—FNCB Bancorp, Inc. (NASDAQ: FNCB) (“FNCB”), the parent company of Dunmore-based FNCB Bank (the “Bank”), today reported net income of $2.0 million, or $0.12 per basic and diluted share, for the three months ended March 31, 2018, compared to net income of $2.2 million, or $0.13 per basic and diluted share, for the same period of 2017. For the first quarter of 2018, higher net interest income and a reduction in income tax expense were slightly more than offset by an increase in non-interest expense and a $0.7 million provision for loan and lease losses compared to a credit for loan and lease losses of $0.5 million for the same three months of 2017. The provision for loan losses for the first quarter of 2018 largely reflected strong loan growth, as loans, net of unearned income and net deferred loan costs, increased $37.6 million, or 4.9%, from December 31, 2017. Annualized return on average assets and return on average equity was 0.70% and 9.44%, respectively, for the three months ended March 31, 2018, compared to 0.78% and 9.77%, respectively, for the same three months of 2017. FNCB paid holders of its common stock a dividend of $0.04 per share for the first quarter of 2018, a 33.3% increase compared to $0.03 per share for the same period of 2017.

1st QUARTER 2018 HIGHLIGHTS

●	Net interest income increases $1.0 million, or 12.6%, comparing first quarters of 2018 and 2017;
●	First quarter 2018 net interest margin (FTE) improves 19 basis points to 3.26%, compared to 3.07% for the same quarter of 2017;
●	Year over year growth in loans, net of unearned income, of $92.8 million, or 13.0%;
●	FNCB common stock began trading on The Nasdaq Capital Market effective with the opening bell on March 5, 2018;
●	First quarter dividend increases 33.3% comparing 2018 and 2017.

“Strong, organic loan growth was the driving factor behind our operating performance for the first quarter of 2018, leading to significant improvement in net interest income,” said Gerard A. Champi, President and Chief Executive Officer. “The loan growth directly factored into a higher loan and lease loss provision, as our asset quality continues to remain favorable,” continued Champi. “We are excited to enter the second quarter of 2018 and look forward to the opening of our new, state-of-the-art branch office located in Plains Township, Luzerne County, Pennsylvania. This new branch, which will feature the “personal banker” model, will provide our customers with an enhanced, more personalized banking experience,” concluded Champi.

Summary Results for the First Three Months of 2018

Tax-equivalent net interest income increased $0.9 million, or 11.3%, to $9.0 million for the first three months of 2018, from $8.1 million for the same period in 2017. The improvement reflected strong growth in average-earning assets and higher yields on the loan and investment portfolios due to increases in market interest rates, partially offset by an increase in the cost of funds. Tax-equivalent interest income increased $1.4 million, or 15.5%, to $10.5 million for the three-month period ended March 31, 2018 compared to $9.1 million for the same period of 2017. Partially offsetting the increase in interest income was a $0.5 million increase in interest expense comparing the first quarters of 2018 and 2017. The increase in tax-equivalent interest income comparing the three months ended March 31, 2018 and 2017 primarily resulted from a $48.8 million, or 4.6%, increase in average earning assets, specifically a $68.4 million, or 9.4%, increase in average loans and a $16.1 million, or 5.6%, increase in average available-for-sale investment securities, partially offset by a decrease in average interest-bearing deposits in other banks of $35.7 million. The tax-equivalent yields earned on the loan and investment portfolios increased 28 basis points and 19 basis points, respectively, comparing the first quarters of 2018 and 2017. Interest expense increased $0.5 million, or 47.9%, to $1.6 million for the three months ended March 31, 2018 from $1.1 million for the same period of 2017. Impacted by higher market interest rates, FNCB’s cost of funds rose 21 basis points to 0.69% for the first quarter of 2018 from 0.48% for the same quarter of 2017. Average interest-bearing deposits declined $1.5 million to $806.5 million for the three months ended March 31, 2018 from $808.0 million for the same three months of 2017. Conversely, average borrowed funds increased $24.4 million, or 31.1%, to $102.7 million for the first quarter of 2018 from $78.3 million for the same quarter of 2017.

For the three months ended March 31, 2018, non-interest income totaled $1.5 million compared to $1.6 million for the same three months of 2017. Included in non-interest income for 2017 were net gains on the sale of available-for-sale securities of $278 thousand. There were no net gains on sales of available-for-sale securities during the first quarter of 2018. FNCB did record net gains on the sale of loans guaranteed by the Small Business Administration (SBA) for the first quarter of 2018 in the amount of $251 thousand.

Non-interest expense for the three months ended March 31, 2018 was $7.2 million, an increase of $0.3 million, or 4.4%, compared to $6.9 million for the same three months of 2017. The increase largely reflected increases in salaries and employee benefits expense due mostly to additional staff and other expenses.

Financial Position

Total assets increased $27.0 million, or 2.3%, to $1.189 billion at March 31, 2018 from $1.162 billion at December 31, 2017. The growth in the balance sheet largely reflected strong demand for the Bank’s lending products as loans, net of net deferred loan costs and unearned income grew $37.6 million, or 4.9%, to $808.2 million at March 31, 2018 from $770.6 million at December 31, 2017. In addition, available-for-sale investment securities increased $8.8 million, or 3.1%, to $298.3 million at March 31, 2018 from $289.5 million at the end of 2017. Total deposits decreased $47.2 million, or 4.7%, to $955.3 million at March 31, 2018 from $1.002 billion at December 31, 2017. The decrease in total deposits was due primarily to the cyclical deposit trends of public funds. Despite the decrease from year-end 2017, FNCB experienced solid growth year over year in both non-interest bearing and interest-bearing deposits, as total deposits grew $31.8 million, or 3.4%, from $923.4 million at March 31, 2017.

FNCB’s asset quality improved, as total non-performing assets decreased $0.6 million, or 11.3%, to $4.9 million at March 31, 2018 from $5.5 million at December 31, 2017. The improvement was primarily due to a $0.4 million reduction in other real estate owned to $0.6 million at March 31, 2018 from $1.0 million at year-end 2017. In addition, non-accrual loans decreased $0.2 million to $2.4 million at March 31, 2018 from $2.6 million at December 31, 2017. The ratio of non-performing loans to total loans improved to 0.30% at March 31, 2018, compared to 0.34% at December 31, 2017. Annualized net charge-offs were 0.10% of average loans outstanding for the quarter ended March 31, 2018, compared to a net recovery of 0.20% of average loans outstanding for the same quarter of 2017. The allowance for loan losses as a percentage of loans, net of unearned income and net deferred loan costs, was 1.18% and 1.17% at March 31, 2018 and December 31, 2017, respectively.

Total shareholders’ equity was $86.7 million at March 31, 2018 compared to $89.2 million at December 31, 2017. The $2.5 million reduction was due primarily to an increase in accumulated other comprehensive loss of $3.9 million resulting from market value depreciation of FNCB’s available-for-sale investment securities, net of deferred income taxes, coupled with dividends declared and paid of $0.7 million. Partially offsetting these reductions was net income of $2.0 million for the three months ended March 31, 2018.

FNCB’s total risk-based capital ratio and the Tier 1 leverage ratio were 11.70% and 7.80%, respectively at March 31, 2018, compared to 12.08% and 7.74%, respectively, at December 31, 2017. The ratios exceeded the 10.00% and 5.00% required to be well capitalized under the prompt corrective action provisions of the Basel III capital framework for U.S. Banking organizations.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:
FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as Northeastern Pennsylvania’s premier community bank – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB operates through 18 branch offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making our customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2017.

[FNCB provides tabular information as follows]

FNCB Bancorp, Inc.

Selected Financial Data

	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017	Jun 30, 2017	Mar 31, 2017
Per share data:
Net income (fully diluted)	$0.12	$(0.36)	$0.14	$0.11	$0.13
Cash dividends declared	$0.04	$0.04	$0.03	$0.03	$0.03
Book value	$5.17	$5.32	$5.82	$5.76	$5.58
Tangible book value	$5.17	$5.32	$5.82	$5.76	$5.58
Market value:
High	$9.98	$7.99	$8.00	$8.13	$7.50
Low	$7.01	$6.54	$7.41	$6.35	$6.05
Close	$9.24	$7.30	$7.57	$7.80	$6.37
Common shares outstanding	16,766,600	16,757,963	16,757,963	16,757,963	16,692,314

Selected ratios:
Annualized return on average assets	0.70%	(2.09% )	0.80%	0.65%	0.78%
Annualized return on average shareholders' equity	9.44%	(24.98% )	9.27%	7.60%	9.77%
Efficiency ratio	68.23%	73.42%	65.09%	72.81%	74.08%
Tier I leverage ratio	7.80%	7.74%	8.10%	7.99%	7.55%
Total risk-based capital to risk-adjusted assets	11.70%	12.08%	12.17%	12.53%	12.38%
Average shareholders' equity to average total assets	7.38%	8.35%	8.61%	8.49%	7.97%
Yield on earning assets (FTE)	3.83%	3.84%	3.77%	3.66%	3.47%
Cost of funds	0.69%	0.59%	0.59%	0.53%	0.48%
Net interest spread (FTE)	3.15%	3.25%	3.18%	3.13%	2.99%
Net interest margin (FTE)	3.26%	3.35%	3.27%	3.21%	3.07%
Total delinquent loans/total loans	0.73%	0.72%	0.81%	0.94%	0.75%
Allowance for loan and lease losses/total loans	1.18%	1.17%	1.17%	1.16%	1.16%
Non-performing loans/total loans	0.30%	0.34%	0.35%	0.50%	0.27%
Annualized net charge-offs (recoveries)/average loans	0.10%	0.06%	0.08%	0.14%	(0.20% )

FNCB Bancorp, Inc.

Year-to-Date Consolidated Statements of Income

	Three Months Ended
	March 31,
(in thousands, except share data)	2018	2017
Interest income
Interest and fees on loans	$8,288	$6,980
Interest and dividends on securities
U.S. government agencies	890	900
State and political subdivisions, tax-free	20	23
State and political subdivisions, taxable	1,024	822
Other securities	195	124
Total interest and dividends on securities	2,129	1,869
Interest on interest-bearing deposits in other banks	23	90
Total interest income	10,440	8,939
Interest expense
Interest on deposits	1,067	744
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	352	131
Interest on subordinated debentures	56	112
Interest on junior subordinated debentures	87	69
Total interest on borrowed funds	495	312
Total interest expense	1,562	1,056
Net interest income before provision (credit) for loan and lease losses	8,878	7,883
Provision (credit) for loan and lease losses	720	(478)
Net interest income after provision (credit) for loan and lease losses	8,158	8,361
Non-interest income
Deposit service charges	702	691
Net gain on the sale of securities	-	278
Net loss on equity securities	(19)	-
Net gain on the sale of mortgage loans held for sale	49	25
Net gain on the sale of SBA guaranteed loans	251	-
Net gain on the sale of other repossessed assets	-	57
Net gain on the sale of other real estate owned	37	51
Loan-related fees	84	91
Income from bank-owned life insurance	134	135
Other	281	242
Total non-interest income	1,519	1,570
Non-interest expense
Salaries and employee benefits	3,666	3,524
Occupancy expense	603	587
Equipment expense	314	460
Data processing expense	648	487
Regulatory assessments	201	173
Bank shares tax	267	258
Professional fees	296	276
Insurance expense	135	125
Other operating expenses	1,102	1,038
Total non-interest expense	7,232	6,928
Income before income taxes	2,445	3,003
Income tax expense	426	806
Net income	$2,019	$2,197

Income per share
Basic	$0.12	$0.13
Diluted	$0.12	$0.13

Cash dividends declared per common share	$0.04	$0.03
Weighted average number of shares outstanding:
Basic	16,763,401	16,657,551
Diluted	16,789,336	16,670,788

FNCB Bancorp, Inc.

Quarter-to-Date Consolidated Statements of Income (Loss)

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands, except share data)	2018	2017	2017	2017	2017
Interest income
Interest and fees on loans	$8,288	$8,073	$7,576	$7,192	$6,980
Interest and dividends on securities
U.S. government agencies	890	860	816	850	900
State and political subdivisions, tax-free	20	7	7	12	23
State and political subdivisions, taxable	1,024	993	1,016	978	822
Other securities	195	154	166	119	124
Total interest and dividends on securities	2,129	2,014	2,005	1,959	1,869
Interest on interest-bearing deposits in other banks	23	34	24	32	90
Total interest income	10,440	10,121	9,605	9,183	8,939
Interest expense
Interest on deposits	1,067	1,008	943	826	744
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	352	175	163	130	131
Interest on subordinated debentures	56	57	97	114	112
Interest on junior subordinated debentures	87	81	77	73	69
Total interest on borrowed funds	495	313	337	317	312
Total interest expense	1,562	1,321	1,280	1,143	1,056
Net interest income before provision (credit) for loan and lease losses	8,878	8,800	8,325	8,040	7,883
Provision (credit) for loan and lease losses	720	283	543	421	(478)
Net interest income after provision (credit) for loan and lease losses	8,158	8,517	7,782	7,619	8,361
Non-interest income
Deposit service charges	702	756	728	728	691
Net gain on the sale of securities	-	259	367	693	278
Net loss on equity securities	(19)	-	-	-	-
Net gain on the sale of mortgage loans held for sale	49	63	106	110	25
Net (loss) gain on the sale of other repossessed assets	-	-	-	(10)	57
Net gain on the sale of SBA guaranteed loans	251	-	23	56	-
Net gain on the sale of other real estate owned	37	22	-	6	51
Loan-related fees	84	132	96	65	91
Income from bank-owned life insurance	134	128	129	135	135
Other	281	558	265	240	242
Total non-interest income	1,519	1,918	1,714	2,023	1,570
Non-interest expense
Salaries and employee benefits	3,666	4,092	3,247	3,298	3,524
Occupancy expense	603	538	394	586	587
Equipment expense	314	435	474	446	460
Data processing expense	648	521	506	509	487
Regulatory assessments	201	189	160	164	173
Bank shares tax	267	38	252	252	258
Professional fees	296	294	206	180	276
Insurance expense	135	134	132	128	125
Other operating expenses	1,102	1,563	1,026	1,377	1,106
Total non-interest expense	7,232	7,804	6,397	6,940	6,928
Income before income taxes	2,445	2,631	3,099	2,702	3,003
Income tax expense	426	8,745	827	910	806
Net income (loss)	$2,019	$(6,114)	$2,272	$1,792	$2,197

Income (loss) per share
Basic	$0.12	$(0.36)	$0.14	$0.11	$0.13
Diluted	$0.12	$(0.36)	$0.14	$0.11	$0.13

Cash dividends declared per common share	$0.04	$0.04	$0.03	$0.03	$0.03
Weighted average number of shares outstanding:
Basic	16,763,401	16,757,963	16,757,963	16,716,899	16,657,551
Diluted	16,789,336	16,774,209	16,777,671	16,736,995	16,670,788

FNCB Bancorp, Inc.

Consolidated Balance Sheets

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2018	2017	2017	2017	2017
Assets
Cash and cash equivalents:
Cash and due from banks	$12,323	$22,755	$24,881	$24,169	$23,571
Interest-bearing deposits in other banks	1,873	14,991	18,929	1,991	3,154
Total cash and cash equivalents	14,196	37,746	43,810	26,160	26,725
Securities available for sale, at fair value	298,314	289,459	281,102	282,106	287,362
Equity securities, at fair value	899	918	925	924	923
Restricted stock, at cost	5,703	2,763	2,460	2,292	2,688
Loans held for sale	366	1,095	147	617	563
Loans, net of net deferred costs and unearned income	808,202	770,643	759,489	728,141	715,450
Allowance for loan and lease losses	(9,562)	(9,034)	(8,862)	(8,469)	(8,306)
Net loans	798,640	761,609	750,627	719,672	707,144
Bank premises and equipment, net	12,870	10,388	10,482	10,715	10,914
Accrued interest receivable	3,430	3,234	3,203	2,784	2,950
Bank-owned life insurance	30,594	30,460	30,332	30,203	30,068
Other real estate owned	579	1,023	1,088	1,183	1,352
Other assets	23,669	23,610	32,935	31,083	33,414
Total assets	$1,189,260	$1,162,305	$1,157,111	$1,107,739	$1,104,103

Liabilities
Deposits:
Demand (non-interest-bearing)	$172,896	$176,325	$162,426	$147,878	$156,901
Interest-bearing	782,357	826,123	820,786	784,872	766,525
Total deposits	955,253	1,002,448	983,212	932,750	923,426
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	121,485	44,968	45,350	44,903	56,632
Subordinated debentures	5,000	5,000	5,000	10,000	10,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	136,795	60,278	60,660	65,213	76,942
Accrued interest payable	284	241	244	235	225
Other liabilities	10,190	10,147	15,513	12,797	10,107
Total liabilities	1,102,522	1,073,114	1,059,629	1,010,995	1,010,700

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,958	20,947	20,947	20,947	20,865
Additional paid-in capital	63,335	63,210	63,143	63,076	62,841
Retained earnings	8,057	6,779	13,282	11,517	10,228
Accumulated other comprehensive (loss) income	(5,612)	(1,745)	110	1,204	(531)
Total shareholders' equity	86,738	89,191	97,482	96,744	93,403
Total liabilities and shareholders’ equity	$1,189,260	$1,162,305	$1,157,111	$1,107,739	$1,104,103

FNCB Bancorp, Inc.

Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(dollars in thousands)	2018	2017	2017	2017	2017
Interest income
Loans:
Loans - taxable	$7,934	$7,736	$7,266	$6,874	$6,643
Loans - tax-free	448	511	470	482	511
Total loans	8,382	8,247	7,736	7,356	7,154
Securities:
Securities, taxable	2,109	2,007	1,998	1,947	1,846
Securities, tax-free	25	11	11	18	35
Total interest and dividends on securities	2,134	2,018	2,009	1,965	1,881
Interest-bearing deposits in other banks	23	34	24	32	90
Total interest income	10,539	10,299	9,769	9,353	9,125
Interest expense
Deposits	1,067	1,008	943	826	744
Borrowed funds	495	313	337	317	312
	1,562	1,321	1,280	1,143	1,056
Net interest income	$8,977	$8,978	$8,489	$8,210	$8,069

Average balances
Earning assets:
Loans:
Loans - taxable	$748,375	$725,988	$700,729	$682,426	$680,518
Loans - tax-free	44,383	41,548	38,109	40,190	43,822
Total loans	792,758	767,536	738,838	722,616	724,340
Securities:
Securities, taxable	301,032	292,307	290,348	287,133	284,712
Securities, tax-free	2,325	600	600	1,105	2,571
Total securities	303,357	292,907	290,948	288,238	287,283
Interest-bearing deposits in other banks	3,825	12,215	7,499	12,676	39,520
Total interest-earning assets	1,099,940	1,072,658	1,037,285	1,023,530	1,051,143
Non-earning assets	76,114	89,801	92,603	90,672	92,368
Total assets	$1,176,054	$1,162,459	$1,129,888	$1,114,202	$1,143,511
Interest-bearing liabilities:
Deposits	$806,494	$824,680	$792,649	$783,672	$807,981
Borrowed funds	102,676	67,476	73,168	72,347	78,306
Total interest-bearing liabilities	909,170	892,156	865,817	856,019	886,287
Demand deposits	169,450	162,135	156,483	152,974	155,010
Other liabilities	10,663	11,079	10,325	10,633	11,045
Shareholders' equity	86,771	97,089	97,263	94,576	91,169
Total liabilities and shareholders' equity	$1,176,054	$1,162,459	$1,129,888	$1,114,202	$1,143,511

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.24%	4.26%	4.15%	4.03%	3.90%
Interest and fees on loans - tax-free	4.04%	4.92%	4.93%	4.80%	4.66%
Total loans	4.23%	4.30%	4.19%	4.07%	3.95%
Securities:
Securities, taxable	2.80%	2.75%	2.75%	2.71%	2.59%
Securities, tax-free	4.30%	7.33%	7.33%	6.51%	5.42%
Total securities	2.81%	2.76%	2.76%	2.73%	2.62%
Interest-bearing deposits in other banks	2.41%	1.11%	1.28%	1.01%	0.91%
Total earning assets	3.83%	3.84%	3.77%	3.66%	3.47%
Interest-bearing liabilities:
Interest on deposits	0.53%	0.49%	0.48%	0.42%	0.37%
Interest on borrowed funds	1.93%	1.86%	1.84%	1.75%	1.59%
Total interest-bearing liabilities	0.69%	0.59%	0.59%	0.53%	0.48%
Net interest spread	3.15%	3.25%	3.18%	3.13%	2.99%
Net interest margin	3.26%	3.35%	3.27%	3.21%	3.07%

FNCB Bancorp, Inc.

Asset Quality Data

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2018	2017	2017	2017	2017
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$2,403	$2,578	$2,642	$3,681	$1,922
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	2,403	2,578	2,642	3,681	1,922
Other real estate owned (OREO)	579	1,023	1,088	1,183	1,352
Other non-performing assets	1,900	1,900	1,900	1,900	2,006
Total non-performing assets	$4,882	$5,501	$5,630	$6,764	$5,280

Accruing TDRs	$8,797	$9,299	$9,283	$9,306	$8,775

For the three months ended
Allowance for loan and lease losses
Beginning balance	$9,034	$8,862	$8,469	$8,306	$8,419
Loans charged-off	400	310	377	465	297
Recoveries of charged-off loans	208	199	227	207	662
Net charge-offs (recoveries)	192	111	150	258	(365)
Provision (credit) for loan and lease losses	720	283	543	421	(478)
Ending balance	$9,562	$9,034	$8,862	$8,469	$8,306